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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS



          We consent to the inclusion in this S-4 Registration of Fiserv, Inc. of our Independent Accountants' Report dated November 8, 1996, with respect to our audit of the consolidated financial statements of Hanifen, Imhoff Holdings, Inc. and Subsidiaries as of and for the year ended September 27, 1996. We also consent to the reference in the aforementioned registration statement to our firm under the caption "Experts" and "Hanifen Holdings Selected Financial Data."



Baird, Kurtz & Dobson


Denver, Colorado
November 17, 1997